EXHIBIT 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of The Great Atlantic & Pacific Tea Company, Inc. of our report dated April 19, 2007, relating to the consolidated financial statements of Pathmark Stores, Inc. and subsidiaries (“the Company”), (which expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s adoption of Statement of Financial Accounting Standards (“SFAS”) No. 123(R), “Share-Based Payment”, as revised, and SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans – an amendment of SFAS No. 87, 88, 106, and 132(R)”) and our report dated April 19, 2007, relating to management’s report on the effectiveness of internal control over financial reporting, appearing in the Annual Report on Form 10-K of Pathmark Stores, Inc. and subsidiaries for the fiscal year ended February 3, 2007 and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

New York, New York
December 3, 2007